Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

 On October 23, 2026,  Boston Omaha Corporation ("Boston Omaha" or the "Company"),  completed the sale of its General Indemnity Group, LLC ("GIG") business unit, consisting of GIG, BOSS Bonds Insurance Agency, LLC ("BBIA") and United Casualty and Surety Insurance Company ("UCS"), to CopperPoint Insurance Company ("CopperPoint")  pursuant to the terms of the Securities Purchase Agreement dated May 18, 2026 (the "SPA"), as previously disclosed on the Company's Form 8-K as filed with the Securities and Exchange Commission (the "SEC") on May 18, 2026.

The transaction was structured as an all-cash transaction with a gross purchase price of $84,308,757.68, in exchange for which CopperPoint acquired 100% of the equity interests of GIG from Boston Omaha and two GIG managers  (collectively, the "Sellers"). The consideration paid or payable consists of the following:

●

Boston Omaha received net proceeds at the closing of $75,341,353.19, reflecting the gross sales price less transaction expenses, the $5,250,000 escrow fund, and certain sale bonuses and equity interests held by GIG management;

●

Boston Omaha will also receive up to approximately 93% of the $5,250,000 placed in escrow per the terms of the Escrow Agreement (the "Escrow Agreement")  and payable to the Sellers at the end of the two-year anniversary of the closing of the transaction.  These funds will secure the Sellers' representations and warranties, subject to the release terms outlined in the SPA. CopperPoint's  recourse against the Sellers for post-closing indemnification claims is capped under the SPA at $5,250,000, subject to customary exceptions;

●	Immediately prior to the closing, and in addition to the cash payment at closing, GIG returned to Boston Omaha the 2,673,831 shares of Sky Harbour Class A common stock (NYSE:SKYH) held by UCS; and
●

Prior to the closing, GIG distributed to Boston Omaha as a dividend the remaining $326,371 in cash received by GIG from the sale of its preferred stock position in Breezeway Homes, Inc. in January 2026.

The following unaudited pro forma condensed consolidated financial information is intended to illustrate how the above transactions would affect the historical financial statements of Boston Omaha if the sale had been consummated at an earlier time as indicated herein.

The unaudited pro forma condensed consolidated financial information is derived in part from, and should be read in conjunction with, Boston Omaha’s historical consolidated financial statements and footnotes thereto, as presented in its Annual Report on Form 10-K for the year ended December 31, 2025 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

GIG has been reflected as discontinued operations in Boston Omaha's condensed consolidated statements of operations and reflected as assets and liabilities held for sale in Boston Omaha's condensed consolidated balance sheets in its Form 10-Q for the quarter ended June 30, 2026 and the year ended December 31, 2025 filed with the Securities and Exchange Commission on August 13, 2026. Because the condensed consolidated statements of operations included in Boston Omaha’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 already present GIG as a discontinued operation for the three and six months ended June 30, 2026 and 2025, no pro forma adjustments to continuing operations are required for those periods. Accordingly, the Company has not presented separate pro forma statements of operations for those interim periods. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2025 and December 31, 2024 giving effect to the sale of GIG are included herein. The unaudited pro forma condensed consolidated statements of operations assume the sale occurred on January 1, 2024. To fully reflect the completed disposition of GIG, the following pro forma adjustments would be made to its historical balance sheet as of June 30, 2026: (1) an increase in cash and cash equivalents of approximately $75.3 million; (2) a decrease in assets held for sale of approximately $79.9 million; (3) an increase in other assets of approximately $4.9 million; (4) a decrease in liabilities held for sale of $41.1 million; and (5) an increase in retained earnings of approximately $41.4 million.  Based on the 2026 federal taxable income estimated as part of the Company's June 30, 2026 income tax provision, the Company expects the taxable gain on the sale to be offset by net operating loss carryforwards.

Boston Omaha’s accounting and financial reporting in this unaudited pro forma condensed consolidated financial information is based on available information using certain assumptions that the Company believes are reasonable. As a result, the actual results reported by the Company in periods following the sale may differ materially from this unaudited pro forma condensed consolidated financial information.

The transaction accounting adjustments to reflect the sale of GIG in the unaudited pro forma condensed consolidated financial statements include:

Disposition adjustments:

•	The separation and transfer of the operations, assets, and liabilities of GIG included in the Company’s historical financial results to CopperPoint; and

•	Adjustments to reflect the receipt of consideration for the sale.

The unaudited pro forma condensed consolidated financial information does not purport to be indicative of the results of operations, the financial position or the gain on the sale which would have actually resulted if the above transactions contemplated had been consummated on the dates indicated, or which may result in the future.

The Company prepared the unaudited pro forma condensed consolidated financial information based upon assumptions deemed appropriate by management. An explanation of certain assumptions is set forth under the notes to the unaudited pro forma condensed consolidated financial information. The pro forma adjustments may differ from those that have been or will be calculated to report the sale as a discontinued operation in our historical and future filings, and reflect neither events as of the Closing Date nor future events that may occur after the Closing Date.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto.

BOSTON OMAHA CORPORATION

and SUBSIDIARIES

Pro Forma Condensed Consolidated Statements of Operations

(in thousands except share data)

	(a)	(b)
	As Reported For the Year Ended December 31, 2025	Transaction Accounting Adjustments	Pro Forma

Revenues:
Billboard rentals, net	$45,851	$-	$45,851
Broadband services	41,195	-	41,195
Premiums earned	23,182	(23,182)	-
Insurance commissions	2,057	(2,057)	-
Investment and other income	2,091	(1,997)	94

Total Revenues	114,376	(27,236)	87,140

Costs and Expenses:
Cost of billboard revenues (exclusive of depreciation and amortization)	14,931	-	14,931
Cost of broadband revenues (exclusive of depreciation and amortization)	9,702	-	9,702
Cost of insurance revenues (exclusive of depreciation and amortization)	14,433	(14,433)	-
Employee costs	34,285	(9,265)	25,020
Professional fees	4,118	(1,117)	3,001
General and administrative	15,883	(3,099)	12,784
Amortization	7,751	(160)	7,591
Depreciation	17,020	(180)	16,840
(Gain) loss on disposition of assets	(36)	-	(36)
Accretion	218	-	218

Total Costs and Expenses	118,305	(28,254)	90,051

Net Loss from Operations	(3,929)	1,018	(2,911)

Other Income (Expense):
Interest and dividend income	1,203	-	1,203
Equity in income of unconsolidated affiliates	6,545	-	6,545
Other investment loss	(19,874)	(302)	(20,176)
Interest expense	(2,330)	-	(2,330)

Net Loss Before Income Taxes	(18,385)	716	(17,669)

Income tax benefit	79	490	569

Net Loss from Continuing Operations	(18,306)	1,206	(17,100)
Noncontrolling interest in subsidiary loss	5,878	-	5,878

Net Loss from Continuing Operations Attributable to Common Stockholders	$(12,428)	$1,206	$(11,222)

Basic Net Loss per Share from Continuing Operations	$(0.40)	$0.04	$(0.36)

Diluted Net Loss per Share from Continuing Operations	$(0.40)	$0.04	$(0.36)

Basic Weighted Average Class A and Class B Common Shares Outstanding	31,413,667		31,413,667

Diluted Weighted Average Class A and Class B Common Shares Outstanding	31,413,667		31,413,667

The following is a description of the Transaction Accounting Adjustments reflected in the unaudited pro forma consolidated financial statements based on preliminary estimates, which may change as additional information is obtained.

(a) Represents the Company’s Consolidated Statements of Operations for the year ended December 31, 2025.

(b) Represents adjustments for the deconsolidation of GIG's revenues and expenses to reflect the sale. The income tax effect of the pro forma adjustments reflects the elimination of income tax expense recorded by GIG in the historical financial statements.

BOSTON OMAHA CORPORATION

and SUBSIDIARIES

Pro Forma Condensed Consolidated Statements of Operations

(in thousands except share data)

	(a)	(b)
	As Reported For the Year Ended December 31, 2024	Transaction Accounting Adjustments	Pro Forma

Revenues:
Billboard rentals, net	$45,153	$-	$45,153
Broadband services	39,098	-	39,098
Premiums earned	19,760	(19,760)	-
Insurance commissions	1,963	(1,963)	-
Investment and other income	2,301	(2,129)	172

Total Revenues	108,275	(23,852)	84,423

Costs and Expenses:
Cost of billboard revenues (exclusive of depreciation and amortization)	15,497	-	15,497
Cost of broadband revenues (exclusive of depreciation and amortization)	9,444	-	9,444
Cost of insurance revenues (exclusive of depreciation and amortization)	9,401	(9,401)	-
Employee costs	38,146	(8,500)	29,646
Professional fees	4,898	(487)	4,411
General and administrative	16,238	(2,647)	13,591
Amortization	7,684	(160)	7,524
Depreciation	14,496	(155)	14,341
Loss on disposition of assets	721	-	721
Accretion	218	-	218

Total Costs and Expenses	116,743	(21,350)	95,393

Net Loss from Operations	(8,468)	(2,502)	(10,970)

Other Income (Expense):
Interest and dividend income	1,386	-	1,386
Equity in loss of unconsolidated affiliates	(17,283)	-	(17,283)
Other investment income	29,060	(218)	28,842
Interest expense	(1,598)	-	(1,598)

Net Income Before Income Taxes	3,097	(2,720)	377

Income tax benefit	275	1,534	1,809

Net Income from Continuing Operations	3,372	(1,186)	2,186
Noncontrolling interest in subsidiary income	(4,664)	-	(4,664)

Net Loss from Continuing Operations Attributable to Common Stockholders	$(1,292)	$(1,186)	$(2,478)

Basic Net Loss per Share from Continuing Operations	$(0.04)	$(0.04)	$(0.08)

Diluted Net Loss per Share from Continuing Operations	$(0.04)	$(0.04)	$(0.08)

Basic Weighted Average Class A and Class B Common Shares Outstanding	31,496,857		31,496,857

Diluted Weighted Average Class A and Class B Common Shares Outstanding	31,496,857		31,496,857

The following is a description of the Transaction Accounting Adjustments reflected in the unaudited pro forma consolidated financial statements based on preliminary estimates, which may change as additional information is obtained.

(a) Represents the Company’s Consolidated Statements of Operations for the year ended December 31, 2024.

(b) Represents adjustments for the deconsolidation of GIG's revenues and expenses to reflect the sale. The income tax effect of the pro forma adjustments reflects the elimination of income tax expense recorded by GIG in the historical financial statements.